Exhibit 4.34

ICICI Bank

RENEWAL CREDIT ARRANGEMENT LETTER

Date: July 15, 2022

Ref. No.: CAL389335649982

Yatra Online Private Limited
Gulf Adiba, 4th floor, Plot no. 272,
Phase II, Udyog Vihar, Sector 20, Gurugram 122008

Kind Attention: Mr. Anuj Kumar Sethi

Dear Sir:

We refer to the credit facilities in the form of working capital ("Facilities", details whereof are mentioned in the Schedule hereto) granted to you by ICICI Bank Limited ("ICICI Bank"), pursuant to a credit arrangement letter including any amendments thereof ("CAL", details whereof are mentioned in the Schedule) and other facility documents, executed in connection therewith ("Transaction Documents").

We are pleased to inform that ICICI Bank, at your request, has renewed the Facility/ies on the same terms and conditions as applicable to the Facility/ies, for a further period up to the date mentioned in the Schedule hereto.

In case of any change in the directors, Bye Laws, or other constitutional documents, subsequent to the information/documents last shared by you with ICICI Bank, you are requested to forthwith furnish updated records of the same to ICICI Bank. Kindly also ensure that your total working capital bank finance, including the renewed facilities, does not and shall not during the subsistence of the Facilities exceed the maximum permissible bank finance limits.

This Renewal Credit Arrangement Letter ("Renewal CAL") shall be read in conjunction with the other Transaction Documents. All the existing security and/or contractual comfort, if any, in respect of the Facilities, shall remain in full force and effect and continue to secure the Facilities.

Yours faithfully,

(Authorised signatory)

ICICI Bank Limited Times Tower, Gurugram

ICICI Bank Limited
ICICI Bank Towers,
NBCC Place, Pragati Vihar,
Bhishma Pitamah Marg,
New Delhi - 110 003, India

Tel.: +91-11-2439 0000
Fax: +91-11-2439 0070
Website www.icicibank.com
CIN.: L65190GJ1994PLC021012

Regd. Office: ICICI Bank Tower, Near Chakli Circle, Old Padra Road, Vadodara - 390 007, India

Corp. Office: ICICI Bank Towers, Bandra Kurla Complex, Mumbai - 400 051, India

Schedule
Details of the Facilities and CAL

#	Facility	Amount (₹ million)	Interest/ Commission	Margin	Outstanding Facility amount as on July 13, 2022 (₹ million)
Fund Based					
1	Invoice Discounting	150.0	I-MCLR-3M is 7.55 % and Spread is 1.0%	20.00% (The financed amount shall be equal to Invoice/ Bill of Exchange ("BOE") amount less margin amount).	129.9
Non-Fund Based					
2	Bank Guarantee	300.0	0.30% p.a.	Nil	123.7
	Total Overall Limits:	**450.0**			253.6

Facility valid up to	September 8, 2023

Sr. No.	CAL No / Description	Date	Details/ Remarks
1	CAL67708836447	October 18,2021	Renewal CAL

For ICICI Bank Limited:

(Authorised signatory)

ICICI Bank Limited Times Tower, Gurugram

ICICI Bank Limited
ICICI Bank Towers,
NBCC Place, Pragati Vihar,
Bhishma Pitamah Marg,
New Delhi - 110 003, India

Tel.: +91-11-2439 0000
Fax: +91-11-2439 0070
Website www.icicibank.com
CIN : L65190GJ1994PLC021012

Regd. Office: ICICI Bank Tower, Near Chakli Circle, Old Padra Road, Vadodara - 390 007, India
Corp. Office: ICICI Bank Towers, Bandra Kurla Complex, Mumbai - 400 051, India

ICICI Bank

AMENDATORY CREDIT ARRANGEMENT LETTER

Date : January 12,2023
Ref No : CAL68629840048

Yatra Online Limited
Gulf Adiba, 4th floor, Plot no. 272,
Phase II, Udyog Vihar, Sector 20,
Gurugram 122008

Kind Attention: Mr. Anuj Kumar Sethi

Dear Sir/s :

We refer to the Renewal Credit Arrangement Letter No.**CAL67708836447** dated **October 18,2021** and **CAL389335649982** dated **July 15, 2022**(hereinafter referred to as the "Renewal CAL" which expression shall include all amendments and modifications thereto) in relation to renewal of the working capital facility/ies **("Facility/ies")** granted to you by ICICI Bank Limited **("ICICI Bank")**, details whereof are mentioned in the Renewal CAL and other facility documents, executed in connection with the Facility/ies **("Transaction Document")**.

The following terms and conditions of the Renewal CAL stands modified as follows:

Facilities	Existing Limit (in INR million)	Revised Limit (in INR million)
Invoice Discounting	150.0	-
Bank Guarantee	300.0	300.0
Overall Limits	**450.0**	**300.0**

Save for the aforementioned modifications, all other terms and conditions applicable to the Facility/ies, shall remain unchanged and shall apply mutatis mutandis. This Amendatory Credit Arrangement Letter **("Amendatory CAL")** shall be read in conjunction with the Renewal CAL and other Transaction Documents and to the extent of any inconsistency between the Renewal CAL, Transaction Documents and this Amendatory CAL, the provisions of this Amendatory CAL shall prevail.

Yours faithfully,

For ICICI Bank Limited

(Authorised signatory)

ICICI Bank Limited, Times Tower, Gurugram

(SHAILENDRA SINGH - 266836 AGM)

ICICI Bank Limited
ICICI Bank Towers
Bandra-Kurla Complex,
Mumbai- 400 051, India

Tel.: (91-22) 2653 1414
Fax: (91-22) 2653 1122
Website www.icicibank.com
CIN.: L65190GJ1994PLC021012

Regd. Office : ICICI Bank Tower,
Near Chakli Circle,
Old Padra Road,
Vadodara 390 007, India.

Anuj Kumar Sethi
16/Jan/2023

YATRA ONLINE LIMITED

Non Judicial

Indian-Non Judicial Stamp
Haryana Government

Date : 16/01/2023

Certificate No.	G0P2023A3914	Stamp Duty Paid : (Rs. Only)	₹ 300
GRN No.	98348633	Penalty : (Rs. Zero Only)	₹ 0

Seller / First Party Detail

Name:	Yatra online ltd				
H.No/Floor :	4th	Sector/Ward :	20	LandMark :	Gulf adiba plot no 272
City/Village :	Gurugram	District :	Gurugram	State :	Haryana
Phone:	93******66				

Buyer / Second Party Detail

Name :	Icici bank limited				
H.No/Floor :	Na	Sector/Ward :	Na	LandMark :	Na
City/Village:	Gurugram	District :	Gurugram	State :	Haryana
Phone :	93******66				

Purpose : Agreement

The authenticity of this document can be verified by scanning this QrCode Through smart phone or on the website https://egrashry.nic.in

This non Judicial Stamp paper is Part and Parcel of Supplemental and amendatory Agreement to the facility Agreement dated 20. 01. 2023

ICICI Bank Limited Times Tower, Gurugram

For YATRA ONLINE LIMITED

Authorised Signatory

SUPPLEMENTAL AND AMENDATORY AGREEMENT
TO THE FACILITY AGREEMENT

THIS SUPPLEMENTAL AND AMENDATORY AGREEMENT made this 20th day of January, Two Thousand and 2023 between:

Yatra Online Limited (formerly known as Yatra Online Private Limited), a company within the meaning of the Companies Act, 2013 and having its Registered Office at B2/101, 1st Flr Marathon Innova, Marathon Nextgen Complex, B Wing G Kadam Marg, Opp. Peninsula Corp Park, Lower Parel, Mumbai – 400 013, Maharashtra and corporate office at Gulf Adiba 4th Floor, Plot No. 272 Phase II Udyog Vihar Sector 20, Gurugram – 122 008, Haryana (the "Borrower", which expression shall, unless it be repugnant to the subject or context thereof, include its successors and permitted assigns) of the ONE PART

AND

ICICI BANK LIMITED, a company incorporated under the Companies Act, 1956 and a banking company within the meaning of the Banking Regulation Act, 1949 and having its Registered Office at ICICI Bank Tower, Near Chakli Circle, Old Padra Road Vadodara, Gujarat-390007 and corporate office at ICICI Bank Towers, Bandra-Kurla Complex, Bandra (East), Mumbai - 400 051, and amongst others, a branch / office at NBCC Place, Pragati Vihar, Bhisma Pitamah Marg, New Delhi – 110003 and a branch/office at Office no. 11, Time Tower, MG Road, Gurugram-122001 (the "Bank", which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) of the OTHER PART.

WHEREAS :

(1) By a Facility Agreement dated the 22nd day of June, Two Thousand and Seventeen as amended from time to time (the "Agreement") with last amended Supplemental and Amendatory Agreement dated 17th day of January, Two Thousand and Twenty Two entered into between the Borrower and the Bank, the Bank had, at the request of the Borrower, agreed to provide / provided to the Borrower working capital facilities (the "WC Facilities") specified in the Agreement upto sums in the aggregate not exceeding Rs. 450.0 million at any point of time.

(2) The Borrower has now requested the Bank to:

(i) Reduce the overall limits from Rs 450.0 comprising of invoice discounting facility of Rs. 150.0 million and Bank Guarantee of Rs. 300.0 million to Rs 300.0 million of Bank Guarantee Facility only

(ii) modify/supplement/amend the existing terms and conditions of the Agreement (including all amendments made thereto)

①

ICICI Bank Limited Times Tower, Gurugram

SHAILENDRA SINGH
AGM (266836)

For YATRA ONLINE LIMITED

Authorised Signatory

(3) To give effect to the above, the parties hereto have agreed to execute these presents.

NOW THIS SUPPLEMENTAL AND AMENDATORY AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1. All capitalized terms used but not defined herein shall have the respective meanings assigned to them under the Agreement.

2. The facility now aggregating to Rs 300.0 million shall be governed by the Facility Agreement as amended from time to time; and the terms and conditions in the CAL No. CAL389335649982 dated 15th day of July, Two Thousand and twenty two; to the extent amended by this Supplemental and Amendatory Agreement to the Facility Agreement and the Amendatory Credit Arrangement Letter (ACAL) No. CAL68629840048 dated 12th day of January, Two Thousand and twenty three (including any further amendments made thereto).

3. The Borrower hereby gives specific consent to the ICICI Bank for disclosing / submitting the 'financial information' as defined in Section 3 (13) of the Insolvency and Bankruptcy Code, 2016 ('Code') read with the relevant Regulations/ Rules framed under the Code, as amended and in force from time to time and as specified there under from time to time, in respect of the WC Facilities availed from the Bank, from time to time, to any 'Information Utility' ('IU') as defined in Section 3 (21) of the Code, in accordance with the relevant Regulations framed under the Code, and directions issued by Reserve Bank of India to the banks from time to time and hereby specifically agree to promptly authenticate the 'financial information submitted by the Bank, as and when requested by the concerned 'IU'.

4. Notwithstanding anything contained in the Transaction Documents, the Bank shall have the unconditional right to cancel the unutilized portion of the Facility, in whole or in part, at any time during the subsistence of the Facility, without giving any prior notice to the Borrower, for any reason whatsoever, including but not limited to, on the occurrence of Deterioration of Creditworthiness of the Borrower, or for non-compliance of any terms and conditions of the Transaction Documents.

5. The provisions of this Supplemental and Amendatory Agreement shall become effective from the date hereof.

6. This Supplemental and Amendatory Agreement shall be read in conjunction with the Agreement and be enforced as if the provisions of this Supplemental and Amendatory Agreement were incorporated therein by way of addition. To the extent of any inconsistency between the terms of this Supplemental and Amendatory Agreement and the Agreement, the provisions of this Supplemental and Amendatory Agreement shall prevail.

ICICI Bank Limited, Times Tower, Gurugram

For YATRA ONLINE LIMITED

Authorised Signatory

7. Save for changes specified hereinabove, all the other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF the Borrower and the Bank have caused this Supplemental and Amendatory Agreement to be executed on the day, month and year first hereinabove written as hereinafter appearing.

For the Bank

SIGNED AND DELIVERED by the within named Bank, ICICI BANK LIMITED, by the hand of SHAILENDRA SINGH, AGM (266836) its authorized officials

ICICI Bank Limited, Times Tower, Gurugram

For the Borrower:

SIGNED AND DELIVERED by the within named Borrower, Yatra Online Limited, by the hands of Mr. Dhruv Shringi & Mr. Rohan Mittal

For YATRA ONLINE LIMITED

Authorised Signatory

For YATRA ONLINE LIMITED

Authorised Signatory

Non Judicial

Indian-Non Judicial Stamp
Haryana Government

Date : 16/01/2023

Certificate No.	G0P2023A3961	Stamp Duty Paid : (Rs. Only)	₹ 300
GRN No.	98348937	Penalty : (Rs. Zero Only)	₹ 0

Seller / First Party Detail

Name:	Yatra online ltd				
H.No/Floor :	4th	Sector/Ward :	20	LandMark :	Gulf adiba plot no 272
City/Village :	Gurugram	District :	Gurugram	State :	Haryana
Phone:	93******66				

Buyer / Second Party Detail

Name :	Icici bank limited				
H.No/Floor :	Na	Sector/Ward :	Na	LandMark :	Na
City/Village:	Gurugram	District :	Gurugram	State :	Haryana
Phone :	93******66				

Purpose : Agreement

The authenticity of this document can be verified by scanning this QrCode Through smart phone or on the website https://egrashry.nic.in

This Non-Judicial stamp paper is part and Parcel of supplemental deed of Hypothecation. dated 20.01.2023

For YATRA ONLINE LIMITED

Authorised Signatory